UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2016

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

A.	On March 25, 2016, the Compensation Committee of Registrant’s Board of Directors approved the following actions:

1.	Adoption of 2016 Separation Incentive Program

Under the 2016 Separation Incentive Program, in connection with the previously announced separation of Xerox Corporation, executive officers, including Registrant’s named executive officers, are eligible to receive short- and/or long-term cash incentive awards of up to one hundred percent of their base salaries. The Committee established this program for executives whose roles are critical to the successful separation of Xerox Corporation into two independent companies and/or those likely to drive success for these companies post-separation. Subject to the terms and conditions of the program and award agreements, the short-term award is payable if the executive remains with Xerox Corporation through the separation date and the long-term award is payable if the executive remains with the company in which the executive is employed for one year following the separation date. The selection of executive officers who will receive awards will be made by the Compensation Committee and/or the Chief Executive Officer.

2.	Modification of Letter Agreement dated March 19, 2014 between Registrant and Robert K. Zapfel

The enhanced salary continuance provision of Mr. Zapfel’s new hire offer letter dated March 19, 2014 was extended to provide him with 12 months of salary continuance, instead of the customary six month severance period provided under the relevant Human Resources policy, upon an involuntary termination other than for cause prior to April 1, 2017. This enhanced salary continuance would have otherwise expired on April 1, 2016. The Compensation Committee approved this extension as a retention incentive in light of the planned separation of the Company and the critical role that Mr. Zapfel currently plays in Xerox’s Business Process Outsourcing business.

B.	On March 29, 2016, the Compensation Committee of Registrant’s Board of Directors, consistent with prior practice, acted to vest the remaining participants’ benefits under the Xerox Corporation Unfunded Supplemental Executive Retirement Plan (“SERP”), with the gross SERP benefit reduced by five percent per year from age 60 to the applicable Retirement Date (as defined below). The vesting is effective upon a SERP participant’s Retirement Date and is subject to a SERP participant who is between the ages of 55 and age 60 (a) signing a general release and non-detrimental activity agreement acceptable to the Company in connection with his or her retirement, and (b) selecting a retirement date that is acceptable to the Company (“Retirement Date”). Certain named executive officers participate in the SERP.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: March 31, 2016

XEROX CORPORATION

By:	/s/ D. H. Marshall
Douglas H. Marshall
Assistant Secretary